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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Lithia Motors, Inc. and Subsidiaries:

We consent to incorporation by reference in the Registration Statements (Nos. 333-45553, 333-43593, 333-69169, 333-69225, 333-80459, 333-39092, 333-61802 and
333-21673) on Forms S-8 of Lithia Motors, Inc. of our report dated February 7, 2003, except as to note 15, which is as of February 25, 2003, relating to the consolidated balance sheets of Lithia Motors, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-K of Lithia Motors, Inc. Our report refers to adoption, effective January 1, 2001, of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and adoption, effective July 1, 2001, of SFAS No. 141, Business Combinations, and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets, and adoption, effective January 1, 2002, of the remaining provisions of SFAS No. 142.

/s/ KPMG LLP

Portland, Oregon
March 28, 2003